As filed with the Securities and Exchange Commission on December 15, 2008	Registration No. 333-142432

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________________________

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Velcera, Inc.
(Exact name of registrant as specified in its charter)

Delaware	6770	20-3327015
(State or other jurisdiction of	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer
Incorporation or organization)		Identification No.)
	777 Township Line Road, Suite 170 Yardley, Pennsylvania 19067 (267) 757-3600
(Address and telephone number of principal executive offices and principal place of business)

Mr. Dennis F. Steadman Chief Executive Officer Velcera, Inc. 777 Township Line Road, Suite 170 Telephone: (267) 757-3600 Facsimile: (267) 757-3601 (Name and address of agent for service)	Copies to: William M. Mower, Esq. Maslon Edelman Borman & Brand, LLP 90 South 7th Street, Suite 3300 Minneapolis, Minnesota 55402 Telephone: (612) 672-8200 Facsimile: (612) 642-8358
__________________________________

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. o

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

* Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐                                                                                    Accelerated filer                                           ☐

Non-accelerated filer  ☐                                                                                     Smaller reporting company                         ☒

This Post-Effective Amendment No. 2 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

On October 30, 2007, the Securities and Exchange Commission (the “Commission”) declared effective a Registration Statement on Form S-1 (File No. 333-142432) (the “Registration Statement”) of Velcera, Inc. (the “Registrant”) relating to the sale from time to time of up to 11,071,663 shares of the common stock (the “Registered Shares”) of the Registrant by the selling shareholders named in the Registration Statement pursuant to the plan of distribution set forth therein.

The Registrant determined that it will no longer maintain effectiveness of the Registration Statement due to its filing of a Form 15 to terminate the registration of its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-4(a)(1)(i) thereunder. No further sales will be made under the Registration Statement.  Accordingly, this Post-Effective Amendment No. 2 to the Registration Statement is being filed solely to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 2, all of the Registered Shares that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 therunder, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Yardley, Pennsylvania, on December 15, 2008.

VELCERA, INC.

By:	/s/ Dennis F. Steadman
Name: Dennis F. Steadman
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the registration statement has been signed as of the dates indicated by the following persons in the capacities indicated.

Signature	Title	Date
/s/ Matthew C. Hill	Chief Financial Officer	December 15, 2008
/s/ Dennis F. Steadman	Director	December 15, 2008
/s/ * Dr. John Michael Preston	Director	December 15, 2008
/s/ * Dr. Jason Stein	Director	December 15, 2008
/s/ * Manya S. Deehr	Director	December 15, 2008
/s/ * Harold L. Zuber, Jr.	Director	December 15, 2008
/s/ * Joshua A. Kazam	Director	December 15, 2008
/s/ * Sal Uglietta	Director	December 15, 2008

* By: /s/ Dennis F. Steadman
Dennis F. Steadman
Attorney-in-fact